EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Matrix Service Company of our reports dated September 6, 2012 relating to the consolidated financial statements and financial statement schedule of Matrix Service Company and the effectiveness of Matrix Service Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended June 30, 2012:

Registration Statement on Form S-3 (Registration No. 333-178926) related to the registration of $400,000,000 of Common Stock, Preferred Stock, Debt Securities, Warrants and Units

Registration Statement on Form S-8 (File No. 333-171247) related to the Matrix Service Company 2011 Employee Stock Purchase Plan

Registration Statement on Form S-8 (File No. 333-171245) related to the Matrix Service Company 2004 Stock Incentive Plan

Registration Statement on Form S-8 (File No. 333-119840) related to the Matrix Service Company 2004 Stock Option Plan

Registration Statement on Form S-8 (File No. 33-36081) related to the Matrix Service Company 1990 Incentive Stock Option Plan

Registration Statement on Form S-8 (File No. 333-56945) related to the Matrix Service Company 1991 Stock Option Plan

Registration Statement on Form S-8 (File No. 33-71604) related to the Matrix Service Company 1991 Stock Option Plan

Registration Statement of Form S-8 (File No. 333-02771) related to the Matrix Service Company 1995 Nonemployee Directors’ Stock Option Plan

/S/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma

September 6, 2012